                                                                    EXHIBIT 99.2


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF MARCH 31, 1998, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

          THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE IS SUBJECT TO THE RIGHTS AND LIMITATIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 31, 1998, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO.


                         CARDIOTECH INTERNATIONAL, INC.
                         ------------------------------



                           7% Convertible Senior Note


                                                              New York, New York
                                                                  March 31, 1998
$1,660,000


               SECTION 1.  General.
                           -------

               (a) For value received, CARDIOTECH INTERNATIONAL INC., a Massachusetts corporation (the "Company"), hereby promises to pay to the order of DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP or assigns (the "Holder"), the principal sum of ONE MILLION SIX HUNDRED AND SIXTY THOUSAND dollars ($1,660,000), on March 31, 2003 (the "Maturity Date"), and to pay interest quarterly on June 30, September 30, December 30, and

March 30, (each an "Interest Payment Date") of each year, commencing with June 30, 1998, on said principal sum at the rate of seven percent (7%) per annum from the most recent Interest Payment Date to which such interest on this Note has been paid (or in the case of Additional Notes (as defined in Section 3 below), the respective Interest Payment Date on which the same were issued), or unless no interest has been paid on this Note, the date of this Note to, but not including, the applicable Interest Payment Date, until (i) payment of said principal sum has been made or duly provided for or (ii) conversion of this Note to capital stock of the Company in accordance with the terms hereof.

               (b) All payments hereunder shall be made (i) in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, (ii) in the case of payment on the Maturity Date of the principal sum of this Note (and accrued and unpaid interest with respect thereto) by issuance of shares of Common Stock in lieu of a cash payment, in accordance with, and to the extent permitted by, Section 2 hereof or (iii) in the case of payments of interest on this Note by issuance of Additional Notes in lieu of a cash payment (other than upon maturity or redemption), in accordance with, and to the extent permitted by, Section 3 hereof.

               (c) Interest on this Note shall be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

               (d)  The principal of and interest on this Note shall be payable
(i) in the case of payment in cash, by wire transfer of immediately available funds to the account of the Holder as designated in writing by the Holder to the Company or by certified or official bank check payable to the Holder mailed to the Holder at the address of the Holder as set forth on the records of the Company or such other address as shall be designated in writing by the Holder to the Company, (ii) in the case of payment of the principal sum of this Note (and accrued and unpaid interest with respect thereto) in accordance with Section 2 hereof, by issuance of shares of Common Stock of the Company by delivery of such shares of Common Stock at the address of the Holder as set forth on the records of the Company or such other address as shall be designated in writing by the Holders to the Company, or (iii) payment of interest on this Note in accordance with Section 3 hereof by issuance of Additional Notes, by delivery of such Additional Notes at the address of the Holder as set forth on the records of the Company or such other address as shall be designated in writing by the Holder to the Company. The foregoing designations by the Holder of its address and account shall be made in writing not later than two (2) Business Days prior to the applicable payment due date; provided that in the absence of any such designation, the Company shall use the designations of the Holder's address and account applicable to the immediately prior payment due date.

               (e) This Note shall, with respect to rights on liquidation, dissolution and winding up, rank prior to all Securities of the Company.

               (f) This Note is issued pursuant to the Note Purchase Agreement dated as of March 31, 1998, among the Company and certain other signatories thereto (the "Note Purchase Agreement"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement. Payment and performance of this Note is being secured pursuant to, and by, the collateral described in the Security and Pledge Agreement dated as of March 31, 1998 between the Company and the Purchaser (as defined therein). The Notes (other than any Additional Notes) will be issuable in authorized denominations of $100,000 or any integral multiple of $5,000 in excess thereof.

               SECTION 2.  Payment of Principal by Issuance of Common Shares.
                           -------------------------------------------------

               (a) Subject to Section 2(b) hereof, on the Maturity Date the Company may, at its option and in its sole discretion in lieu of payment in whole or in part of the principal sum of this Note in cash, pay the principal sum of this Note (and any accrued and unpaid interest with respect thereto) by issuing on the Maturity Date to the holder of this Note that number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the principal sum of this Note (plus any accrued and unpaid interest with respect thereto), to the extent not being paid in cash on the Maturity Date, divided by
(ii) the Conversion Price, as last adjusted and then in effect. The Company shall give written notice to the Holder of its intent to pay any such principal amount (and any accrued and unpaid interest with respect thereto), in whole or in part, in Common Stock not less than 15 Business Days nor more than 60 Business

Days prior to the Maturity Date. Any such payment in Common Stock pursuant to this Section 2(a) shall be deemed to be a conversion of this Note, and shall be subject to Sections 5(b)(ii), (b)(iii), (b)(v), (d), (e) and (f) hereof (and, for purposes of any such conversion, the Maturity Date shall be deemed to be a Conversion Date).

               (b) Notwithstanding Section 2(a) hereof, the Company shall not be entitled to pay the principal sum of this Note (and any accrued and unpaid interest with respect thereto) on the Maturity Date by the issuance of shares of Common Stock if (i) the Market Price (as defined in Section 12 hereof) of the Common Stock as calculated with respect to any Business Day during the 90-day period ending on the Business Day immediately prior to the Maturity Date is less than 150% of the Conversion Price in effect on such date, or (ii) the average daily volume of trading in the Common Stock on the American Stock Exchange (the "AMEX"), the NASDAQ National Market System, (or such other principal national securities exchange on which the Common Stock is listed and traded), as published by the AMEX (or such other exchange), with respect to the 30-Business Day period ending on the Business Day immediately prior the Maturity Date is less than 4,000 shares, or (iii) an Event of Default (as defined in Section 7 hereof) shall exist on the Maturity Date, or shall have occurred at any time during the 180-day period ending on the date immediately prior to the Maturity Date (regardless of whether such Event of Default no longer exists or has been waived) or (iv) at any time the AMEX shall have removed the Common Stock from listing pursuant to Section 1010 (or any successor provision) of the AMEX Company Guide.

               SECTION 3.  Payment of Interest by Issuance of Additional Notes.
                           ---------------------------------------------------

          The Holder may, at its option and in its sole discretion in lieu of receipt of interest in cash on this Note, elect to receive interest in whole or in part on this Note (other than upon maturity or redemption) in additional notes ("Additional Notes") in an aggregate principal amount equal to the amount of such interest that would otherwise be payable in cash. The Holder shall give irrevocable written notice to the Company of its election to receive such interest, in whole or in part, in Additional Notes not less than 5 Business Days nor more than 60 Business Days prior to the Interest Payment Date on which Additional Notes will be issued, and if the Company receives such an election from the Holder during such period, the Company shall issue Additional Notes to such Holder on the applicable Interest Payment Date in an amount equal to the amount of such interest elected to be paid in the form of Additional Notes that would otherwise be payable in cash on such Interest Payment Date. Any such Additional Notes shall be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note, except, as the case may be, with respect to the issuance date and aggregate principal amount, and shall be entitled to the benefits of the Note Purchase Agreement.

               SECTION 4.  Mandatory and Optional Redemption.
                           ---------------------------------

               (a) Any redemption effected pursuant to this Section 4 shall occur at the following redemption prices (expressed in percentages of principal amount) (the "Redemption Price"), in each case, plus accrued and unpaid interest to the redemption date, payable solely in cash to the Holder.

          If redeemed:

                                                Redemption
                       Year                     Percentage
                       ----                     ----------
          Prior to March 31, 1999                  105%
          On or after  March 31, 1999              104%
          and prior to March 31, 2000
          On or after  March 31, 2000              103%
          and prior to March 31, 2001
          On or after  March 31, 2001              102%
          and prior to March 31, 2002
          On or after  March 31, 2002              101%
          And prior to March 31, 2003

               (b) In the event a Change of Control shall have occurred, the Company shall be obligated to (at the option and sole discretion of the Holder)
(x) redeem this Note immediately, in whole or in part (at the option and sole discretion of the Holder) at the then applicable Redemption Price, plus accrued and unpaid interest to the redemption date, payable in cash, or (y) convert this
Note immediately, in whole or in part (at the option and sole discretion of the Holder) into shares of Common Stock in accordance with Section 5 hereof.

          (c) This Note may be redeemed at the option of the Company, in whole or in part (in a minimum aggregate principal amount of all Notes outstanding to be redeemed of $200,000, or any multiple of $100,000 in excess thereof, measured with respect to all Notes outstanding as of immediately prior to the Company's delivery to the Holder of a Redemption Notice, as such term is defined below), on any Business Day on or after the date of this Note. Notwithstanding the immediately preceding sentence, the Company shall not have the right to redeem this Note unless, simultaneously with the Company's election to redeem this Note, the Company also elects to redeem on the Redemption Date (x) all or a portion of the principal amount outstanding of each Note outstanding in the same proportionate amount as the principal amount to be redeemed of this Note bears to the principal amount outstanding of this Note, plus (y) accrued and unpaid interest with respect thereto to the Redemption Date. The date established for any redemption pursuant to this Section 4(c) is referred to herein as the "Redemption Date".

          (d) At least 15 Business Days but not more than 30 Business Days prior to a Redemption Date for any redemption made pursuant to Section 4(c), the Company shall provide written notice of such redemption (a "Redemption Notice") to the Holder of this Note indicating that the Company shall redeem the Notes. Such notice shall call upon the Holder to surrender to the Company on the Redemption Date, at the place or places designated in such notice, the certificate or certificates representing this Note and any other Notes held by such Holder. Such surrendered certificate or certificates shall be canceled.

          (e) The Redemption Notice shall also specify the principal amount of this Note (and any other Notes held by the Holder) to be redeemed, the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of this Note and any other Notes, that interest accrued to the Redemption Date will be paid as specified in said notice, that on and after said date interest thereon will cease to accrue. Such Redemption Notice shall also state the current Conversion Price and the date on which the right to convert the Notes or portions thereof into Common Stock will expire.

          (f) If a Redemption Notice has been given as above provided, the principal amount of this Note specified in such Redemption Notice shall become due and payable on the date and at the place stated in such notice at the Redemption Price provided in
Section 4(a) hereof, together with interest accrued to the Redemption Date, and on and after said date (unless the Company shall default in the payment of this Note at the Redemption Price, together with interest accrued to said date) interest on the principal amount specified in the Redemption Notice shall cease to accrue, and the Holder shall have no right in respect of such principal amount except the right to receive the Redemption Price and unpaid interest to Redemption Date. On presentation and surrender of the certificate for this Note at a place of payment specified in the Redemption Notice, such principal amount shall be paid and redeemed by the Company at the Redemption Price, together with any interest accrued thereon to the Redemption Date and the Company shall issue to the Holder a new Note in accordance with Section 8(a) with respect to the unpaid principal amount. If any principal amount of this Note is called for redemption but shall not be so paid upon surrender thereof for redemption, such principal amount shall, until paid or duly provided for, bear interest from the Redemption Date at the rate borne by this Note.



               SECTION 5.    Conversion.
                             -----------

               (a)  Generally. Subject to the provisions of this Section 5 and
Section 6, the Holder shall have the right, on any Business Day, at such Holder's option, to convert any or all of the principal amount of this Note (plus any accrued and unpaid interest with respect thereto), in whole or in part, into fully paid and non-assessable shares of Common Stock. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of this Note (the "Conversion Price") shall initially be equal to $1.995, subject to adjustment from time to time pursuant to Section 6. Notwithstanding any call for redemption pursuant to Section 4, the right to convert shares so called for redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date unless the Company shall default in making payment of the amount payable upon such redemption or in making the exchange and payment of any amount payable upon such exchange.



               (b)  Exercise Procedure.

               (i) In order to exercise the conversion privilege, the Holder shall provide prior written notice of such exercise at least 10 Business Days but not more then 60 Business

Days prior to such conversion; provided that only one Business Day's prior written notice shall be required if the Company has delivered a Notice of Redemption to the Holder. The date established for any such conversion pursuant to this Section 5 is referred to herein as the "Conversion Date." On or prior to the Conversion Date, the Holder shall surrender this Note at the office of the Company, with the notice of election to convert completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or the Holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax. Each conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date.

               (ii) On the Conversion Date, the Company shall issue and shall deliver to such Holder, or on the Holder's written order to the Holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Note and the Company shall issue the Holder a new Note in accordance with Section 8(a) with respect to the unpaid, unconverted principal amount of this Note.

               (iii) The person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date.

               (iv) Each such conversion shall be into that number of shares of Common Stock equal to the quotient of (x) the principal amount of this Note surrendered for conversion (plus any accrued and unpaid interest with respect thereto) divided by (y) the Conversion Price, as last adjusted and then in effect; provided that any such conversion occurring on a date after receipt of a Redemption Notice and on or prior to the redemption which is the subject of such notice (or upon a Change of Control), shall be into that number of shares of Common Stock equal to the quotient of (x) the Redemption Price which would be applicable if this Note were redeemed, rather than converted, on the Conversion Date (plus any accrued and unpaid interest with respect thereto) divided by (y) the product of (1) the applicable

Redemption Conversion Factor set forth below corresponding to the date upon which the Redemption Date (or the Change of Control) occurs and (2) the lesser of the Conversion Price (as last adjusted and then in effect) and the Market Price (determined as of the Conversion Date) of the Common Stock.



                                                           Redemption
                                                           Conversion
                     Year                                    Factor
                    ------                             ------------------

               On or prior to March 30, 2000                  0.87

               After March 30, 2000 and on or
               prior to March 30, 2001                        0.89

               After March 30, 2001 and on or
               prior to March 30, 2002                        0.93

               After March 30, 2001 and on or
               prior to March 30, 2002                        0.96



                    (v) All shares of Common Stock delivered upon conversion of this Note will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of this Note, the principal amount of this Note surrendered for conversion shall no longer be deemed to be outstanding and all rights of a Holder with respect to the principal amount of this Note surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts, including any accrued and unpaid interest on such principal amount of this Note, payable pursuant to this Section 5.



                    (c)  Effect of Election.

                    (i) Upon delivery to the Company by the Holder of a notice of election to convert, the right of the Company to redeem the principal amount of this Note which is to be converted shall terminate, regardless of whether a notice of redemption has been issued.

                    (ii) From and after the date of delivery of a notice of election to convert, this Note shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if this Note had been converted to shares of Common Stock at the time of such delivery.

                    (d)  Issuance of Shares.

                    (i) The Company covenants that it shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Notes.

                    (ii) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Notes, the Company shall comply with all applicable federal and state laws and regulations, and all rules of the AMEX (or such other national securities exchange upon which the Common Stock is listed) which require action to be taken by the Company, and the Company shall use its reasonable commercial efforts to assist the Holder in complying with any such laws, regulations and rules. If the issuance of the number of shares of Common Stock to be issued pursuant to the conversion of principal of, premium (if any) or interest on this Note (and the other Notes to be converted in connection therewith) would require the prior approval of the stockholders of the Company in accordance with the rules of the AMEX (or, if the Common Stock is not then listed on the AMEX, such other national securities exchange upon which the Common Stock is listed), then the Company shall only be obligated to issue such number of shares of Common Stock as would not require such stockholder approval, and in lieu of issuance of the balance of such number of shares of Common Stock otherwise issuable to the Holder, the Company shall pay the Holder an amount in cash equal to the product of (x) the amount of such balance of shares otherwise issuable to the Holder and (y) the Market Price (determined as of the Conversion Date) of the Common Stock. It is understood that as long as the Common Stock remains listed on the AMEX, the Company shall only be obligated to issue 854,582 (as presently constituted and subject to subsequent adjustments for stock splits, dividends reverse stock split and the like) shares of Common Stock pursuant to the limitations set forth in the preceding sentence, except to the extent such limitations are not applicable.

                    (e) Taxes on Conversion. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common

Stock on conversion of any part of the principal amount of this Note pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

               (f) No Fractions of Common Stock to Be Issued. In connection with the conversion of this Note (together with any other Notes to be converted by the Holder), no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price (as defined in Section 12 hereof) determined as of the Conversion Date. If more than one Note is surrendered for conversion by the same Holder (or Affiliate of such Holder) at the same time, the number of full shares of Common Stock issuable on conversion of the principal amount thereof (and accrued and unpaid interest with respect thereto) surrendered for conversion shall be computed on the basis of the total principal amounts of the Notes (and accrued and unpaid interest with respect thereto) so surrendered.

               SECTION 6.  Anti-Dilution.
                           -------------

          Except as otherwise provided in Section 6(n) below, the Conversion Price shall be subject to adjustment from time to time as set forth in this
Section 6.

               (a) Stock Dividends, Subdivisions and Combinations. If and whenever the Company subsequent to the date hereof:

               (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, or

               (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

               (b) Issuance of Additional Shares of Common Stock. If and whenever the Company subsequent to the date hereof shall issue or sell any shares of Common Stock (except as otherwise provided in the last paragraph of this Section 6(b)), for a consideration less than the greater of (x) the Conversion Price and (y) the Market Price per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted to the lower of the prices calculated pursuant to the following clauses (i) and (ii) of this Section 6(b) and shall be determined by:

               (i) DIVIDING (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect as of the date specified in the next succeeding paragraph plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale; and

               (ii) MULTIPLYING the Conversion Price in effect as of the date specified in the next succeeding paragraph by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Market Price per share of Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which is the Market Price per share of Common Stock immediately prior to such issue or sale.

               For purposes of this Section 6(b), the date as of which the Conversion Price and the date as of which the Market Price shall be determined shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such shares of Common Stock and (ii) the date of actual issuance of such shares of Common Stock.

               No adjustment of the Conversion Price shall be made under this
Section 6(b) upon the issuance of any shares of Common Stock which are (i) distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which an adjustment is provided under Section 6(a) or (ii) issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Sections 6(a), (c) or (d).

               (c) Issuance of Stock Purchase Rights. If and whenever the Company subsequent to the date hereof shall issue or sell any Stock Purchase Rights and the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the greater of (x) the Conversion Price and (y) the Market Price per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted as provided in Section 6(b) on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Conversion Price or the Market Price, as applicable, specified in the next succeeding paragraph. No adjustment of the Conversion Price shall be made under Section 6(b) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Stock Purchase Rights if any adjustment shall previously have been made upon the issuance of any such Stock Purchase Rights as herein provided.

               For the purposes of this Section 6(c), the date as of which the Conversion Price and the date as of which the Market

Price shall be determined shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Stock Purchase Rights and (ii) the date of actual issuance of such Stock Purchase Rights.

               (d) Issuance of Convertible Securities. If and whenever the Company subsequent to the date hereof shall issue or sell any Convertible Securities (except as otherwise provided in the last paragraph of this Section 6(d)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (x) the Conversion Price and (y) the Market Price per share (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted as provided in Section 6(b) on the basis that the maximum number of shares of Common Stock ever necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Conversion Price or the Market Price, as applicable, specified in the next succeeding paragraph.

               For the purposes of this Section 6(d), the date as of which the Conversion Price and the date as of which the Market Price shall be determined shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities and (ii) the date of actual issuance of such Convertible Securities.

               No adjustment of the Conversion Price shall be made under this
Section 6(d) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Section 6(c).

               (e) Minimum Adjustment. If any adjustment of the Conversion Price pursuant to this Section 6 shall result in an adjustment of less than $.0001, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.0001; provided that upon any adjustment of the Conversion Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock, Stock Purchase Rights or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $.0001 per share (or such figure as last adjusted) shall be proportionately adjusted, and provided, further, that upon the conversion of this Note, the Company shall make all necessary adjustments (to the nearest .0001 of a cent) not theretofore made to the Conversion Price up to and including the date upon which this Note is converted.

               (f) Readjustment of Conversion Price. Upon each change in (i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Section 6(c) or (d), (ii) the consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Convertible Securities are convertible into or exchangeable for shares of Common Stock, the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration, number of shares of Common Stock so issuable or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the Conversion Price then in effect shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Price pursuant to this Section 6(f) shall (i) increase the Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or (ii) require any adjustment to the amount paid or number of shares of Common Stock received by any Person upon any conversion of this Note prior to the date upon which such readjustment to the Conversion Price shall occur.

               (g) Reorganization, Reclassification or Recapitalization of the Company. If and whenever subsequent to the date hereof the Company shall effect
(i) any reorganization
or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Section 6(a)), (ii) any consolidation or merger of the Company with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction (or any other event shall occur) as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash, but excluding any cash dividend that is paid out of the earnings or surplus of the Company legally available therefor) with respect to or in exchange for the Common Stock of the Company, there shall thereafter be deliverable upon the conversion of this Note or any portion thereof (in lieu of or in addition to the Common Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the conversion of this Note or any portion thereof at the time would have been entitled upon such reorganization or reclassification or recapitalization of capital stock, consolidation, merger, sale, transfer, disposition or other transaction or upon the occurrence of such other event, and at the same aggregate Conversion Price.

               Prior to and as a condition of the consummation of any transaction or event described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the Holder at the time outstanding so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon conversion of this Note. Any such adjustment shall be made by and set forth in a supplemental agreement of the Company and/or the successor entity, as applicable, for the benefit of and in form and substance acceptable to the Requisite Holders, which agreement shall bind each such entity and shall be accompanied by a favorable opinion of the regular outside counsel to the Company (or such other firm as is reasonably acceptable to the Requisite Holders) as to the enforceability of such agreement and as to such other matters as such Requisite Holders may reasonably request.

               References in this Note to shares of Common Stock issuable upon conversion of this Note shall be deemed to include shares of Common Stock and shares (other than Common Stock) and any other securities of the Company (including, without limitation, Preferred Shares) or of any other Person which the Holder at any time shall be entitled to receive upon the conversion or partial conversion of the Note, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock (or such other shares or securities).

               (h) Other Dilutive Events. If any other transaction or event (other than those explicitly referred to in this Section 6), including, without limitation, distributions of property or assets of the Company or its affiliates to Persons other than holders of Common Stock, shall occur as to which the other provisions of this Section 6 are not strictly applicable but the failure to make any adjustment to the Conversion Price or to any of the other terms of this Note would not fairly protect the conversion rights and other rights represented by this Note in accordance with the essential intent and principles hereof, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this
Section 6, necessary to preserve, without dilution, the rights represented by this Note. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this Section 6. The Company shall pay the fees and expenses of such firm of accountants in connection with any such opinion. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

               (i) Determination of Consideration. For purposes of this Section 6, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued and determined as follows:

               (i) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any accrued interest or dividends, any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale.

               (ii) Non-Cash Payment. In the case of consideration other than cash, the Fair Value thereof or, if less, in the case of any security, the Market Price of such security, if applicable (in any case as of the date immediately preceding the issuance, sale or grant in question).

               (iii) Certain Allocations. If shares of Common Stock, Stock Purchase Rights and/or Convertible Securities are issued or sold together with other securities or other assets of the Company for a consideration which covers more than one of the foregoing categories of securities and assets, the consideration received or receivable (computed as provided in clauses (i) and (ii) of this Section 6(i)) shall be allocable to such shares of Common Stock, Stock Purchase Rights and/or Convertible Securities as reasonably determined in good faith by the Board of Directors of the Company (provided such allocation is set forth in a written resolution and a certified copy thereof is furnished to the Holder promptly (but in any event within 10 days) following its adoption).

               (iv) Dividends in Securities. If the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, such shares of Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (v) Stock Purchase Rights and Convertible Securities. The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance or sale of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (A) the total consideration, if any, received by the Company as consideration for the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, ever payable to the Company upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such

Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends, any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale; by (B) the maximum number of shares of Common Stock ever issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities.

               (vi) Merger, Consolidation or Sale of Assets. If any shares of Common Stock, Convertible Securities or Stock Purchase Rights are issued in connection with any merger or consolidation of which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of (a) any merger or consolidation of which the Company is not the surviving corporation or
(b) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety for stock or other securities of any other Person, the Company shall be deemed to have issued the number of shares of its Common Stock for stock or securities of the surviving corporation or such other Person computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the surviving corporation or such other Person, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion of this Note immediately prior to such merger, consolidation or sale, for the purposes of Section 6(g), shall be made after giving effect to such adjustment of the Conversion Price.

               (j) Record Date. If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this
Section 6 to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

               (k) Shares Outstanding. The number of shares of Common Stock deemed to be outstanding at any given time shall not include shares of Common Stock held by the Company or any Subsidiary of the Company.

               (l) Maximum Conversion Price. At no time shall the Conversion Price exceed the initial Conversion Price set forth in Section 5(a) hereof except as a result of an adjustment thereto pursuant to Section 6(a)(iii) or 6(g).

               (m) Application. All subdivisions of this Section 6 are intended to operate independently of one another. If a transaction or an event occurs that requires the application of more than one subdivision, all applicable subdivisions shall be given independent effect.

               (n) No Adjustments Under Certain Circumstances. Anything herein to the contrary notwithstanding, no adjustment to the Conversion Price shall be made in the case of:

               (i) any issuance of shares of Common Stock (or Other Securities) upon the exercise in whole or part of principal, premium (if any) or interest in this Note; or

               (ii) (A) the granting by the Company of Stock Purchase Rights to the officers, employees, directors and consultants of the Company or any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans approved by the Board of Directors of the Company and (B) the issuance of shares of Common Stock pursuant to the exercise of such Stock Purchase Rights; provided that the aggregate number of shares of Common' Stock to which this clause (ii) shall apply shall not exceed 1,061,029 (such number to be appropriately adjusted for stock splits, stock dividends, combinations and similar events); or

               (iii) up to _____________ shares of Common Stock issued after March 30, 1998 (such number to be appropriately adjusted for stock splits, stock dividends, combinations and similar events) (w) solely in consideration for the acquisition

(whether by merger or otherwise) by the Company of all or substantially all of the capital stock or assets of any other entity or business organization, (x) solely in consideration for the grant by or to the Company of marketing rights, distribution rights, license rights or similar rights granted by or to the Company in consideration of the exchange of proprietary technology, whether of the Company or any other entity, (y) to equipment leasing companies in connection with any equipment leasing arrangements to which the Company is a party or (z) for working capital or other corporate purposes; provided that in the case of each of clauses (w), (x), (y) or (z), such issuance has been approved by a majority of the members of the Board of Directors.

               (o) Waiver. In the event that the Requisite Holders consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of this Note or any other Note would otherwise be entitled hereunder, the Company shall not be required to make any adjustment whatsoever with respect to this Note or any other Note in excess of such limit or at all, as the terms of such consent may dictate.

               (p) Adjustments to Conversion Price. As promptly as practicable (but in any event not later than five days) after the occurrence of any event requiring any adjustment under this Section 6 to the Conversion Price (or to the number or kind of securities or other property deliverable upon the conversion of this Note), the Company shall, at its expense, mail to the Holder either (i) an Officers' Certificate or (ii) a certificate signed by a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Conversion Price and the number of shares of Common Stock issuable upon conversion of this Note after giving effect to such adjustment. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this Section 6.

               (q) Extraordinary Corporate Events. If and whenever the Company subsequent to the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock),
(iv) engage in any reorganization or recapitalization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), (v) consummate any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, (vi) effect any other transaction which might require an adjustment to the Conversion Price (or to the number or kind of securities or other property deliverable upon the conversion of this
Note), including, without limitation, any transaction of the kind described in
Section 6(g) or (vii) commence or effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the Holder an Officers' Certificate giving notice of such proposed action, specifying (A) the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, transaction, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such Officers' Certificate shall be mailed in the case of any action covered by clause (i) or (ii) above, at least 30 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in any other case, at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

          (r) Effect of Failure. Failure to give any certificate or notice, or any defect in any certificate or notice required under this Section 6 shall not affect the legality or validity of the adjustment of the Conversion Price or the number of shares of Common Stock issuable upon conversion of this Note.

          (s) Anti-dilution Provisions in Other Securities. If the Company issues any Stock Purchase Rights or Convertible

Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Note, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Note and, to the extent inconsistent with any provision of this Note, shall be deemed to be substituted therefor.

          SECTION 7.  Events of Default.

          (a) In case one or more of the following events (each of which is an "Event of Default"; whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (i) default in the payment of any interest upon this Note or any other Note as and when the same shall become due and payable, and continuance of such default for a period of five (5) days; or

          (ii) default in the payment of all or any part of the principal, or any premium, on this Note or any other Note as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise; or

          (iii) failure on the part of the Company due to observe or perform the covenants set forth in Sections 8.5(c), 8.5(g), 8.5(j) and 8.5(m) of the Note Purchase Agreement in accordance with their terms; or

          (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in this Note or any other Note, or in the Note Purchase Agreement, for a period of twenty-five (25) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Holder; or

          (v) the breach of any representation or warranty of the Company in the Note Purchase Agreement in any material respect, provided that written notice specifying such breach, specifying that such notice is a "Notice of Default" hereunder, shall have been given by registered or certified mail, return receipt requested, to the Company by the Holder; or

          (vi) (A) Either the Company or Freemedic plc ("Freemedic") shall fail to perform by [April 2], 1998 their respective obligations set forth in Clauses 2.1 and 2.2 of the Loan and Option Agreement dated [March 30], 1998, among Freemedic, the Company's Subsidiary and the Company (the "Loan and Option Agreement") or (B) there shall have occurred an Event of Default (as such term is defined in the Loan and Option Agreement, without giving effect to any waiver thereof);

          (vii) there shall have occurred with respect to any issue or issues of Debt of the Company and/or any Subsidiary exceeding $100,000 in principal amount, an event of default beyond the applicable period of grace with respect thereto, which would permit the holders of such Debt to declare such Debt to be due and payable prior to the maturity thereof; or

          (viii) the Company or any Subsidiary shall fail to discharge any final judgment not covered by insurance (from which no further appeal may be taken) in excess of $25,000 and such judgment shall remain in force, undischarged, unsatisfied, unstayed and unbonded for more than thirty (30) days; or

          (ix) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

          (x) the Company or any Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary, or the Company or any Subsidiary shall make any general assignment for the benefit of creditors; or

          (xi) default by the Company in conversion of this Note in accordance herewith and continuance of such default for a period of five (5) days after the occurrence of such default; or

          (xii) failure on the part of the Company to nominate a designee of the Requisite Holders for election to a member of the Board of Directors; or

          (xiii) failure on the part of each of the Company's officers and directors who hold Common Stock to vote in favor of the election of the designee of the Requisite Holders to the Board of Directors.

then, and in each and every such case (other than an Event of Default specified, Section 5(a)(vi), Section 5(a)(ix) or 5(a)(x) hereof), the Requisite Holders, by notice in writing to the Company (the "Acceleration Notice"), may declare the entire principal amount of this Note, and the interest accrued thereon, to be due and payable immediately, and the same shall become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived, anything contained herein or other evidence of such indebtedness to the contrary notwithstanding. If an Event of Default specified in Section 5(a)(vi), Section 5(a)(ix) or 5(a)(x) occurs, the entire principal amount of this Note, and the interest accrued thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Holder and the same shall become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived, anything contained herein or other evidence of such indebtedness to the contrary notwithstanding.

          (b) If the entire principal amount of this Note, and the interest accrued thereon, shall be declared due and payable as a result of an Event of Default pursuant to Section 5(a)(vi), such acceleration shall be rescinded and annulled without any further action required on the part of the Holder in the event that the event of default triggering the Event of

Default pursuant to Section 5(a)(vi) shall be remedied, cured by the Company or waived by the holders of the relevant Debt.

               (c) In case any one or more Events of Default shall occur and be continuing, the Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Holder hereby shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

               (d) Upon the occurrence of an Event of Default, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire principal balance, as so adjusted, shall bear interest thereafter until paid at the of rate equal to the lesser of (i) the rate that is thirteen percent (13%) per annum and (ii) the maximum rate of interest allowed to be charged under applicable law.

               SECTION 8.  Exchange or Replacement of Notes.

               (a) The Holder may, at its option, in person or by duly authorized attorney, surrender this Note for exchange at the principal business office of the Company, and receive in exchange therefor, a new Note in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same annual rate as this Note, each such new Note to be dated as of the date of this Note and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Holder may designate in writing.

               (b) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 8 shall be dated as of the date of this Note.

                    SECTION 9. Extension of Maturity.

               Should the principal of or interest on this Note become due and payable on other than a Business Day, the maturity date thereof shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

                    SECTION 10. Attorneys' and Collection Fees.

               Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses, incurred by the Holder in collecting or enforcing this Note.

                    SECTION 11. Waivers.

               The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

               No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

                    SECTION 12. Defined Terms.

               The following terms used in this Note shall have the meanings set forth below.

               "Affiliate" means, with respect to any Person, (a) a director, officer, member or general partner of such Person or any Person identified in clause (c) below, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and (c) any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Board" and "Board of Directors" means the Board of Directors of the Company.

               "Business Day" shall mean any day other than a Saturday, Sunday or other day which shall be in Boston, Massachusetts or New York, New York a legal holiday or a day on which banking institutions therein are authorized by law to close.

               "Change of Control" means the occurrence of any of the following:
(i) any Person or any group, acquires fifty percent (50%) or more of the outstanding Common Stock; or assets of the Company or its Subsidiaries representing more than fifty percent (50%) of the consolidated earning power of the Company and its Subsidiaries; (ii) the sale or transfer in one or more transactions of thirty percent (30%) or more of the assets of the Company and its Subsidiaries (other than in the ordinary course of business or to the extent such assets are replaced with other assets of equal or better value and function); (iii) Michael Szycher ceases to be Chief Executive Officer of the Company for any reason whatsoever, including by termination with or without cause, death, disability, retirement or resignation, or Michael Szycher ceases to devote all or substantially all of his working time to the Company; or (iv) the consummation of the sale of any Strategic Assets, such that the Company is no longer able to pursue the business described in the Form 10-K. For purposes of this definition, the term "group" shall have the same meaning as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent the members of any such group would be required to file a Schedule 13D (or an amendment thereto) with the Securities and Exchange Commission with respect to an acquisition of the type referred to in clause (i) of this definition (assuming that the Common Stock is registered under the Exchange Act).

               "Common Stock" shall mean the Common Stock, $0.01 par value, of the Company as constituted on the date of this Note and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

               "Convertible Securities" shall mean evidences of indebtedness, shares (including, without limitation, Preferred Shares) of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

               "Debt" shall have the same meaning herein as in the Note Purchase Agreement.

               "Fair Value" shall mean the fair value of the appropriate security, property, assets, business or entity as determined by an independent investment banking firm of recognized national standing selected by the Company and satisfactory to the Requisite Holders, provided that the fair value of the security, property, assets, business or entity, as the case may be, in question shall be determined without, in the case of any such securities, applying a discount for any lack of liquidity thereof, but otherwise in each case in accordance with generally accepted financial practice. Such determination shall be set forth in writing, and the Company shall, immediately following such determination, mail a copy thereof to the holder of this Note. The determination so made shall be conclusive and binding on the Company and such holder or holders. The Company shall pay all of the expenses incurred in connection with any such determination, including, without limitation, the expenses of the independent investment banking firm engaged to make such determination. If the Company shall not have selected such investment banking firm within 10 days after the occurrence of the event giving rise to the need therefor, then the Requisite Holders may select such investment banking firm.

               "Market Price" of any security as of any date herein specified shall be (a) if such security is listed or admitted for trading on any national securities exchange, the average closing sale price of such security over the prior ten (10) trading days, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (b) if not reported as described in clause (a), the, average of the closing bid and asked prices of such security over the prior ten (10) trading days in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, or (c) if not quoted as described in clause (b), the average of the closing bid and asked prices for such security over the prior ten
(10) trading days as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (b) of the preceding sentence if bid and asked prices are reported but actual transactions are not.

               "Notes" means this Note, the Additional Notes and any other 7% Convertible Senior Note issued by the Company subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except as the case may be, with respect to the issuance date and the aggregate principal amount).

               "Officers' Certificate" shall mean a certificate signed on behalf of the Company by its President or one of its Vice Presidents and its Chief Financial Officer or its Treasurer.

               "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

               "Preferred Shares", as applied to any Person, shall mean shares of such Person which shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation.

               "Requisite Holders" means, as of any date of determination, the holders of a majority of the aggregate principal amount outstanding of the Notes outstanding on such date.

               "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

               "Strategic Assets" means patents or other intellectual property of the Company that are essential to the development or manufacture of the Company's prospective products, as such products are described in the Company's Form 10-K for the fiscal year ended March 31, 1997 (the "Form 10-K").

               "Subsidiary" of any Person means any other Person (i) whose securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting subsidiaries or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting subsidiaries.

               SECTION 13. Amendments and Waivers. No provision of this Note may be amended or waived without the express written consent of both the Company and the Requisite Holders. No delay by the holder of this Note in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the holder of this Note.

               SECTION 14. Transfer. Subject to compliance with Article VI of the Note Purchase Agreement (to the extent applicable), this Note may be transferred, in whole or in part, by the Holder without the consent of the Company.

               SECTION 15. No Impairment; No Set-Off.

               (a) The Company will not, by amendment of its articles of incorporation, bylaws or any other document or agreement relating to corporate governance or existence or through reorganization, consolidation, merger, dissolution, sale of assets or another voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against impairment.

               (b) The Company owes its obligations under this Note without any right of set-off or deduction of any kind.

               SECTION 16. Governing Law. This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of, the State of New York (without giving effect to principles of conflicts of laws).

                                 *  *  *  *  *

          IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the date first written above.



                                 CARDIOTECH INTERNATIONAL, INC.



                                 By:  /s/Michael Szycher, Ph.D.
                                    ---------------------------
                                    Name:  Michael Szycher, Ph.D.
                                    Title: CEO